UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2013

ADVAXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	00028489	02-0563870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 College Road East Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This current report on Form 8-K/A is being filed as an amendment (the “Amendment”) to the current report on Form 8-K filed by Advaxis, Inc. (the “Company”) with the Securities and Exchange Commission on June 17, 2013 (the “Original Form 8-K”). The Original Form 8-K reported the final voting results of the Company’s Annual Meeting of Stockholders held on June 14, 2013 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct future stockholder advisory votes to approve the compensation of the Company’s named executive officers. No other changes have been made to the Original Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders

As previously reported in the Original Form 8-K, the Company’s stockholders conducted a non-binding advisory vote regarding the frequency of stockholder approval of the compensation of named executive officers. A majority of the votes cast on the frequency proposal were cast in favor of holding an advisory vote regarding the compensation of named executive officers every three years, which was also the frequency recommended to the stockholders by the Company’s Board of Directors. After considering the results of the stockholder advisory vote, the Company’s Board of Director has determined that the frequency for which the Company should include an advisory vote regarding the compensation of its named executive officers in its future proxy statements for stockholder consideration shall be every three years, until the next shareholder non-binding advisory vote on the frequency of the non-binding advisory vote to approve the compensation of the named executive officers of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVAXIS, INC.

By:	/s/ Mark Rosenblum
	Name:	Mark Rosenblum
	Title:	Chief Financial Officer

Date: July 19, 2013